Exhibit 4

FOR IMMEDIATE RELEASE:

CONTACT:        Jeffrey Birnbaum, (202) 661-6367, JBirnbaum@BGRPR.com

Crest Financial Again Asks FCC to Reject Eagle River Transaction

HOUSTON, April 22, 2013 – Crest Financial Limited, the largest minority stockholder of Clearwire Corporation, has bolstered its arguments to the Federal Communications Commission that the Commission should reconsider its approval of a transaction that gave majority control of Clearwire to Sprint Nextel Corporation.

In a letter to the FCC, Crest said that the Commission erred last year when it approved the purchase by Sprint of the Clearwire shares of Eagle River Investment, LLC through a Commission staff approval process—or pro forma review—instead of full Commission review. The sale was a substantive transaction that required full Commission review because it gave Sprint majority control of Clearwire, which has allowed Sprint to block the attempt of DISH Network to purchase and develop Clearwire’s valuable wireless spectrum, the letter says. DISH Network also previously filed its own request for the Commission to reconsider the pro forma staff approval.

“By approving the Eagle River transaction as a pro forma transaction, the Commission has effectively taken Clearwire and its spectrum off the market,” the Crest letter states. “The Eagle River transaction allowed Sprint to decide the future of Clearwire and its spectrum and to ensure that anyone interested in Clearwire’s spectrum make an offer to Sprint, not Clearwire.”

Crest reiterated its request that the FCC reconsider its approval of the Eagle River transaction. Crest said that the public interest would be served if the transaction were reversed. “Clearwire’s spectrum would be used most beneficially for the public if it supports broadband services of multiple customers, thereby greatly increasing competition and services for consumers,” the letter states.

Crest has hired the proxy-solicitation firm D. F. King & Co., Inc. to help it oppose the proposed Sprint-Clearwire merger and has filed a preliminary proxy statement that, when cleared by the Securities and Exchange Commission, will be used to urge Clearwire stockholders to reject the proposed merger with Sprint. Crest has also filed a lawsuit in Delaware against Sprint, Clearwire and the directors of Clearwire because Crest believes that the defendants breached their fiduciary duties by scheming to extract value from Clearwire at the expense of the minority stockholders. In addition, Crest has petitioned the FCC to stop the proposed Softbank-Sprint and Sprint-Clearwire mergers because they would treat minority stockholders of Clearwire unfairly and the mergers would not be in the public’s best interest.

Crest’s letter to the FCC can be found at http://www.bancroftpllc.com/crest/.

About Crest Financial Limited

Crest Financial Limited is a limited partnership under the laws of the State of Texas. Its principal business is investing in securities.

Important Legal Information

CREST FINANCIAL LIMITED AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS (THE “PARTICIPANTS”) IN A SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED MERGER OF CLEARWIRE WITH SPRINT NEXTEL CORPORATION. THE PARTICIPANTS HAVE FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”). THE PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE PARTICIPANTS’ PROXY SOLICITOR AT HTTP://WWW.DFKING.COM/CLWR AND ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. THE PARTICIPANTS INTEND TO FILE WITH THE SEC A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD IN CONNECTION WITH SUCH PROXY SOLICITATION. WHEN COMPLETED, ANY SUCH DEFINITIVE PROXY STATEMENT AND PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF THE ISSUER AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE WEBSITE OF THE PARTICIPANTS’ PROXY SOLICITOR AT HTTP://WWW.DFKING.COM/CLWR AND ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD (WHEN AVAILABLE) AT NO CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT. STOCKHOLDERS OF THE ISSUER ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT, WHICH IS AVAILABLE NOW, AND ANY DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS IN ANY SUCH SOLICITATION.

Forward-looking Statements

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “should,” “may,” “will,” believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.